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UNITED STATES
SECURITIESANDEXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 9, 2005

BIG SKY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-28345	72-1381282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1003, W2, Oriental Plaza, #1 East Chang An Avenue, Dong Chen District, Beijing, China 100738
(Address of principal executive offices)	(Zip Code)

86-10-8518-2686
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 8 – Other Events

Item 8.01 Other Events

Big Sky Energy Corporation (“the Company”) hereby discloses the delayed filing of a Form 4 Statement of Changes in Beneficial Ownership required to be filed by the President of the Company,  Mr. S.A. Sehsuvaroglu in respect of an employment contract entered into as of March 1, 2005 and the share options granted by the Company as of March 8, 2005 and disclosed in the Company’s Form 8-K filed on March 9, 2005.

The required filing of this Form 4 Statement of Changes in Beneficial Ownership has been occasioned by a concomitant delay in the filing of a Form ID Uniform Application For Access Codes To File On Edgar and Form 3 Initial Statement Of Beneficial Ownership Of Securities by Mr. Sehsuvaroglu.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:       March 15, 2005

BIG SKY ENERGY CORPORATION

By: __/s/Thomas Milne____________

Name:  Thomas Milne

Title:    Chief Financial Officer and Director